Exhibit 99.1

Cryoport Reports Fourth Quarter and Full-Year 2025 Financial Results

●	FY 2025 revenue increased to $176.2 million, exceeding the high end of previous guidance

●	Life Sciences Services revenue grew 18% year-over-year in FY 2025, including a 22% rise in BioStorage/BioServices revenue

●	Commercial cell and gene therapy revenue increased 29% year-over-year to $33.4 million in FY 2025

●	Supported a record 760 global clinical trials and 20 commercially approved therapies as of December 31, 2025

●	Full-year 2026 revenue guidance of $190 million to $194 million (8%-10% growth y-o-y)

NASHVILLE, Tennessee, March 3, 2026, - Cryoport, Inc. (NASDAQ: CYRX) (“Cryoport” or the “Company”), a leading global provider of integrated temperature-controlled supply chain solutions for the life sciences, today announced financial results for its fourth quarter (Q4) and year ended (FY) December 31, 2025.

Jerrell Shelton, CEO of Cryoport, commented, “2025 was a year of strong progress for Cryoport. We delivered full-year revenue of $176.2 million, exceeding the high end of our previous guidance and reflecting continued momentum across our core markets. We achieved double-digit revenue growth driven by expanding cell and gene therapy (“CGT”) activity, with revenue from the support of commercial CGTs increasing 29% year-over-year to a record $33.4 million for FY 2025. Revenue from the support of clinical trials also remained solid, growing 14% to $47.1 million for FY 2025. At year-end, we supported a record 760 global clinical trials, representing approximately 70% of CGT trials. We believe our leadership position across both clinical and commercial programs, and the breadth of the development pipeline we support, provide a substantial foundation for sustained long-term growth.

“We continued to execute on our strategy of expanding our revenue streams and capturing more revenue per client as our Life Sciences Services revenue increased 18% year-over-year for FY 2025, including 22% growth in BioStorage/BioServices revenue. This performance reflects the expanding scale of the clinical and commercial programs we support and the increasing value customers place on our differentiated high-end supply chain solutions. While our primary focus remains on accelerating revenue growth and strengthening our market position, we continue to enhance operational discipline across the organization as we advance on our pathway to profitability. In 2025, our cost reduction initiatives contributed to our consolidated gross margin of 47% and a $12 million year-over-year improvement in adjusted EBITDA from continuing operations.

“Despite macro challenges, our Life Sciences Products segment grew 7% year-over-year and continues to support our Services businesses. MVE Biological Solutions’ (MVE) focus on innovation and execution continues to further enhance its position as the global leader in the production of high- quality cryogenic systems. Recently MVE introduced integrated Condition Monitoring Solutions for its dry vapor shippers and also launched the Fusion® 800 Series, a revolutionary self-sustaining cryogenic freezer that can fit through a single door, which opens up substantial market opportunities.

“We also increased our investments into Cryoport Systems to support the traction that we are seeing across our broad portfolio of CGT clients. These targeted investments include the launch of our Global Supply Chain Center in Paris, France, the expansion of our Belgian operations to accommodate a key commercial client, and the facility buildout to consolidate three existing facilities in Irvine, California into one expansive Global Supply Chain Center in Santa Ana, California.

“Importantly, in 2025 we formed a strategic partnership with DHL Group, which included DHL's acquisition of CRYOPDP, providing a substantial capital infusion. Over time, we believe this relationship will enhance our positioning in the EMEA and APAC regions and strengthen our competitive industry profile. As part of our continuing strategic initiative to embed our market-leading solutions into the CGT ecosystem and improve our growth trajectory, we expanded our global partnerships by entering into strategic collaborations with Cardinal Health and Parexel.

“As we enter 2026 and balance the global macro puts and takes, we believe that our full-year revenue guidance of $190 million to $194 million is an appropriate starting point for the year,” concluded Mr. Shelton.

In tabular form, Q4 2025 and FY 2025 revenue compared to Q4 2024 and FY 2024, respectively, were as follows:

Cryoport, Inc. and Subsidiaries

Revenue

	Three Months Ended December 31, (unaudited)			Years Ended December 31,
(in thousands)	2025	2024	% Change	2025	2024	% Change
Life Sciences Services	$25,005	$21,476	16%	$96,497	$82,044	18%
BioLogistics Solutions	20,305	17,479	16%	78,137	67,019	17%
BioStorage/BioServices	4,700	3,997	18%	18,360	15,025	22%
Life Sciences Products	$20,445	$19,976	2%	$79,680	$74,725	7%
Total Revenue	$45,450	$41,452	10%	$176,177	$156,769	12%

BioLogistics Solutions revenue increased 17% year-over-year for FY 2025, supported by increasing customer activity and program advancement within the CGT market. BioStorage/BioServices revenue continued to experience strong year-over-year growth, increasing 22% for FY 2025, reflecting our clients’ interest in our expanded and integrated services offering that provides a seamless and secure handling of temperature-sensitive materials through our global network.

Revenue from the support of commercial CGTs increased 29% year-over-year to $33.4 million and we supported twenty (20) commercial therapies as of December 31, 2025.

As of year-end, Cryoport supported a total of 760 global clinical trials, a net increase of 59 clinical trials over FY 2024, with 86 of these clinical trials in Phase 3. The number of trials by phase and region are as follows:

Cryoport Supported Clinical Trials by Phase

	December 31,
Clinical Trials	2023	2024	2025
Phase 1	282	299	313
Phase 2	311	321	361
Phase 3	82	81	86
Total	675	701	760

Cryoport Supported Clinical Trials by Region

	December 31,
Clinical Trials	2023	2024	2025
Americas	519	537	571
EMEA	112	116	138
APAC	44	48	51
Total	675	701	760

In Q4 2025, five Biologics License Applications (BLA) / Marketing Authorization Applications (MAA) filings occurred. Post quarter-end, two additional BLA filings have occurred. During the fourth quarter, Cryoport's customer, Fondazione Telethon received FDA approval for their gene therapy Waskyra for the treatment of Wiskott-Aldrich Syndrome (WAS). During the fourth quarter, Bristol Myers Squibb received supplemental approval from the European Commission (EC) to expand the label of Breyanzi® as a third line treatment for relapsed or refractory follicular lymphoma. Lastly, in late December, Cryoport’s customer Inovio Pharmaceuticals’ BLA filing for INO-3107 was accepted by the FDA as a potential treatment for adults with Recurrent Respiratory Papillomatosis (RRP). For 2026, we anticipate 13 BLA/MAA application filings (including the two already filed), nine new therapy approvals and an additional two approvals for label/geographic expansions. In the near term, Cryoport has three clients that are anticipating new therapy approval decisions in March and April 2026.

Operational milestones

Life Sciences Services

●	Launched state-of-the-art Global Supply Chain Center at the Charles de Gaulle airport in Paris, France, with our fourth Global Supply Chain Center in Santa Ana, California targeted for opening in late 2026.

●	IntegriCell®, with cryopreservation service centers located near Liège, Belgium and in Houston, Texas, onboarded its first clients from whom we will have revenues throughout 2026.

●	Launched cGMP sterile fulfillment/kitting services out of our Liège, Belgium facility supporting manufacturing needs for a key commercial client and the broader market.

●	Cryoport Systems successfully achieved certification under ISO 21973:2020, the international standard for transportation of cells for therapeutic use published by the International Organization for Standardization (ISO), underscoring its commitment to safety and traceability within supply chain management of the rapidly expanding CGT industry.

Life Sciences Products

●	MVE Biological Solutions (MVE) introduced its integrated Condition Monitoring Solutions for its SC 4/2V and 4/3V dry vapor shippers, combining MVE's trusted cryogenic systems with advanced, real-time condition monitoring technology supplied by Tec4med, a Cryoport company.

●	MVE launched its new Fusion® 800 Series, the next evolution of MVE’s patented, award-winning Fusion technology, a self-sustaining cryogenic freezer that eliminates the need for a continuous liquid nitrogen (LN₂) supply, delivering exceptional reliability, safety, and sustainability in a compact footprint designed for space-constrained environments.

Financial Highlights

On June 11, 2025, the Company completed its previously announced divestiture of its specialty courier CRYOPDP business to DHL Supply Chain International Holding B.V. (“DHL”) as a part of a strategic partnership with DHL. The divestiture and strategic partnership are expected to enhance the Company’s ability to develop its business, particularly in the EMEA and APAC regions, and to provide differentiated and high-value services aligned with Cryoport’s long-term growth strategy. The results of CRYOPDP, a former business within Cryoport’s Life Sciences Services segment, are presented as discontinued operations for all periods presented within the Condensed Consolidated Statements of Operations and Condensed Consolidated Balance Sheets included in this press release and are also not included in the non-GAAP financial measures presented herein.

Revenue

●	Total revenue for Q4 2025 was $45.5 million, compared to $41.5 million for Q4 2024, a year-over-year increase of 10%, or $4.0 million.

o	Life Sciences Services revenue for Q4 2025 (representing 55% of our total revenue) was $25.0 million, compared to $21.5 million for Q4 2024, up 16% year-over-year, including BioStorage/BioServices revenue of $4.7 million, up 18% year-over-year.

o	Life Sciences Products revenue for Q4 2025 (representing 45% of our total revenue) was $20.4 million, compared to $20.0 million for Q4 2024, up 2% year-over-year.

●	Total revenue for FY 2025 was $176.2 million, compared to $156.8 million for FY 2024, a year-over-year increase of 12%, or $19.4 million.

o	Life Sciences Services revenue for FY 2025 was $96.5 million, compared to $82.0 million for FY 2024, up 18% year-over-year, including BioStorage/BioServices revenue of $18.4 million for FY 2025, compared to $15.0 million for FY 2024, up 22% year-over-year.

o	Life Sciences Products revenue for FY 2025 was $79.7 million, compared to $74.7 million for FY 2024, up 7% year-over-year.

Gross Margin

●	Total gross margin was 47.8% for Q4 2025, compared to 47.0% for Q4 2024.

o	Gross margin for Life Sciences Services was 48.6% for Q4 2025, compared to 48.8% for Q4 2024.

o	Gross margin for Life Sciences Products was 46.8% for Q4 2025, compared to 45.1% for Q4 2024.

●	Total gross margin was 47.1% for FY 2025 compared to 44.4% for FY 2024.

o	Gross margin for Life Sciences Services was 48.8% for FY 2025, compared to 46.9% for FY 2024.

o	Gross margin for Life Sciences Products was 45.2% for FY 2025, compared to 41.7% for FY 2024.

Operating Costs and Expenses

●	Operating costs and expenses were $31.7 million for Q4 2025, compared to $32.2 million for Q4 2024. Operating costs and expenses for FY 2025 decreased to $119.9 million, compared to $191.3 million for FY 2024. The decrease for FY 2025 reflects an impairment charge of $63.8 million in Q2 2024, which was primarily related to the write off of remaining goodwill for MVE. Excluding the impairment charge, non-GAAP adjusted operating costs and expenses for FY 2025 were $119.9 million, compared to $127.5 million for FY 2024.

Loss from Continuing Operations

●	Loss from continuing operations was $8.5 million for Q4 2025, compared to a loss of $17.2 million for Q4 2024. Loss from continuing operations for FY 2025 was $34.0 million compared to a loss of $104.7 million for FY 2024.

Net Income (Loss) – including Discontinued Operations

●	Net loss for Q4 2025 was $11.6 million and net income for FY 2025 was $78.3 million, compared to net losses of $18.7 million and $114.8 million for the same periods in 2024, respectively. Net income for FY 2025 was primarily driven by the divestiture of our CRYOPDP specialty courier business during Q2 2025, which contributed $112.3 million, net of taxes, to income from discontinued operations.

●	Net loss attributable to common stockholders for Q4 2025 was $13.6 million, or $0.27 per share. Net income attributable to common stockholders for FY 2025 was $70.3 million, or $1.40 per share. This compares to net losses attributable to common stockholders of $20.7 million, or $0.42 per share, and $122.8 million, or $2.49 per share, for Q4 2024 and FY 2024, respectively.

●	Non-GAAP adjusted net loss was $34.0 million for FY 2025, compared to $69.5 million for FY 2024.

Adjusted EBITDA from Continuing Operations

●	Adjusted EBITDA from continuing operations was a negative $1.4 million for Q4 2025, compared to a negative $2.9 million for Q4 2024. Adjusted EBITDA from continuing operations for FY 2025 was a negative $5.8 million, compared to a negative $17.8 million for FY 2024.

Cash, Cash equivalents, and Short-Term Investments

●	Cryoport held $411.2 million in cash, cash equivalents, and short-term investments as of December 31, 2025.

Share Repurchase Programs

●	During 2025, the Company purchased 1,340,608 shares of its common stock under its repurchase programs, at an average price of $7.45 per share, for an aggregate amount of $10.0 million. These shares were returned to the status of authorized but unissued shares of common stock. Following these repurchases, the Company had approximately $63.9 million in total repurchase authorization available under its remaining repurchase program.

Guidance for Full-Year Fiscal 2026

●	The Company provides full-year 2026 revenue guidance in the range of $190.0 million to $194.0 million. The Company's 2026 guidance is dependent on its current business and expectations, which may be impacted by, among other things, factors that are outside of our control, such as national economic factors, the global macroeconomic and geopolitical environment, supply chain constraints, inflationary pressures, any U.S. federal government shutdown, tariffs and other trade restrictions and/or the effects of foreign currency fluctuations, as well as the other factors described in the Company's filings with the Securities and Exchange Commission ("SEC"), including in the "Risk Factors" section of its most recently filed periodic reports on Form 10-K and Form 10-Q, as well as in its subsequent filings with the SEC.

Note: All reconciliations of GAAP to adjusted (non-GAAP) figures above are detailed in the reconciliation tables included later in the press release.

Additional Information

Further information on Cryoport’s financial results is included in the attached condensed consolidated balance sheets and statements of operations, and additional explanations of Cryoport’s financial performance are provided in the Company’s Annual Report on Form 10-K for the year ended December 31, 2025, which is expected to be filed with the SEC on March 6, 2026. Additionally, the full report will be available in the SEC Filings section of the Investor Relations section of Cryoport’s website at www.cryoportinc.com.

Earnings Conference Call Information

IMPORTANT INFORMATION: In addition to the earnings release, a document titled “Cryoport Fourth Quarter and Full Year 2025 in Review”, providing a review of Cryoport’s business update, will be issued at 4:05 p.m. ET on Tuesday, March 3, 2026. The document is designed to be read in advance of the questions and answers conference call and will be accessible at https://ir.cryoportinc.com/news-events/ir-calendar.

Cryoport management will host a conference call at 5:00 p.m. ET on March 3, 2026. The conference call will be in the format of a questions and answers session and will address any queries investors have regarding the Company’s reported results. A slide deck will accompany the call.

Conference Call Information

Date:	Tuesday, March 3, 2026
Time:	5:00 p.m. ET
Dial-in numbers:	1-800-717-1738 (U.S.), 1-646-307-1865 (International)
Confirmation code:	Request the “Cryoport Call” or Conference ID: 1189463
Live webcast:	‘Investor Relations’ section at www.cryoportinc.com or click here. Please allow 10 minutes prior to the call to visit this site to download and install any necessary audio software.

The questions and answers call will be recorded and available approximately three hours after completion of the live event in the Investor Relations section of the Company's website at www.cryoportinc.com for a limited time. To access the replay of the questions and answers click here. A dial-in replay of the call will also be available to those interested, until March 10, 2026. To access the replay, dial 1-844-512-2921 (United States) or 1-412-317-6671 (International) and enter replay entry code: 1189463#.

About Cryoport, Inc.

Cryoport, Inc. (Nasdaq: CYRX is a leading global provider of integrated, temperature-controlled supply chain solutions for the life sciences, with an emphasis on regenerative medicine. We support biopharmaceutical companies, contract manufacturers (CDMOs), contract research organizations (CROs), developers, and researchers with a comprehensive suite of services and products designed to minimize risk and maximize reliability across the temperature-controlled supply chain for the life sciences. Our integrated supply chain platform includes the Cryoportal® Logistics Management Platform, advanced temperature-controlled packaging, informatics, specialized biologistics, biostorage, bioservices, cryopreservation services, and cryogenic systems, which in varying combinations deliver end-to-end solutions that meet the rigorous demands of the life sciences. With innovation, regulatory compliance, and agility at our core, we are "Enabling the Future of Medicine™."

Headquartered in Nashville, Tennessee, our company maintains a strong global presence with operations across the Americas, EMEA, and APAC.

For more information, visit www.cryoportinc.com or follow via LinkedIn at https://www.linkedin.com/company/cryoportinc or @cryoport on X, formerly known as Twitter at https://x.com/cryoport for live updates.

Forward-Looking Statements

Statements in this press release which are not purely historical, including statements regarding the Company's intentions, hopes, beliefs, expectations, representations, projections, plans or predictions of the future, are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements include, but are not limited to, those related to the Company's industry, business, long-term growth prospects, plans, strategies, acquisitions, future financial results and financial condition, such as the Company's outlook and guidance for full-year 2026 revenue and the related assumptions and factors expected to drive revenue, projected growth trends in the markets in which the Company operates, the Company's plans and expectations regarding the launch of new products and services, such as the expected timing and benefits of such products and services launches, the Company’s expectations about future benefits of its acquisitions, and anticipated regulatory filings, approvals, label/geographic expansions or moves to earlier lines of treatment approved with respect to the products of the Company's clients. Forward-looking statements also include those related to the Company’s expectations about future benefits relating to the CRYOPDP divestiture and strategic partnership with DHL (collectively, the “DHL Transaction”), the Company’s plans regarding its Global Supply Chain Centers, including expected timing of future openings, the Company’s plans and expectations relating to its strategic pivot to expand its global partnerships, and the Company’s expectation of revenue contribution from IntegriCell’s cryopreservation service centers throughout 2026. It is important to note that the Company's actual results could differ materially from those in any such forward-looking statements. Factors that could cause actual results to differ materially include, but are not limited to, risks and uncertainties associated with the effects of changing economic and geopolitical conditions, supply chain constraints, inflationary pressures, tariffs and other trade restrictions, foreign currency fluctuations, trends in the products markets, any U.S federal government shutdown, variations in the Company's cash flow, market acceptance risks, and technical development risks. Additional risks and uncertainties relating to the DHL Transaction include, but are not limited to, the risk that any disruption resulting from the DHL Transaction may adversely affect our businesses and business relationships, including with employees and suppliers. The Company's business could be affected by other factors discussed in the Company's SEC reports, including in the "Risk Factors" section of its most recently filed periodic reports on Form 10-K and Form 10-Q, as well as in its subsequent filings with the SEC. The forward-looking statements contained in this press release speak only as of the date hereof and the Company cautions investors not to place undue reliance on these forward-looking statements. Except as required by law, the Company disclaims any obligation and does not undertake to update or revise any forward-looking statements in this press release.

Cryoport Investor Contacts:

Todd Fromer / Scott Eckstein

KCSA Strategic Communications

cryoport@kcsa.com

Cryoport, Inc. and Subsidiaries

Condensed Consolidated Statements of Operations

	Three Months Ended December 31, (unaudited)		Years Ended December 31,
(in thousands, except share and per share data)	2025	2024	2025	2024
Revenue
Life Sciences Services revenue	$25,005	$21,476	$96,497	$82,044
Life Sciences Products revenue	20,445	19,976	79,680	74,725
Total revenue	45,450	41,452	176,177	156,769
Cost of revenue:
Cost of services revenue	12,859	10,987	49,429	43,564
Cost of products revenue	10,880	10,972	43,694	43,548
Total cost of revenue	23,739	21,959	93,123	87,112
Gross margin	21,711	19,493	83,054	69,657
Operating costs and expenses:
Selling, general and administrative	27,276	28,091	102,819	109,809
Engineering and development	4,466	4,155	17,041	17,710
Impairment loss	-	-	-	63,809
Total operating costs and expenses:	31,742	32,246	119,860	191,328
Loss from operations	(10,031)	(12,753)	(36,806)	(121,671)
Other income (expense):
Investment income	3,357	1,427	9,798	9,895
Interest expense	(634)	(578)	(2,361)	(3,977)
Gain on extinguishment of debt, net	-	-	-	18,505
Other income (expense), net	(87)	(5,402)	(2,801)	(7,101)
Income (loss) before provision for income taxes	(7,395)	(17,306)	(32,170)	(104,349)
Provision for income taxes	(1,126)	134	(1,799)	(359)
Income (loss) from continuing operations	$(8,521)	$(17,172)	$(33,969)	$(104,708)
Income (loss) from discontinued operations, net	(3,123)	(1,497)	112,270	(10,048)
Net income (loss)	$(11,644)	$(18,669)	$78,301	$(114,756)
Paid-in-kind dividend on Series C convertible preferred stock	(2,000)	(2,000)	(8,000)	(8,000)
Net income (loss) attributable to common stockholders	$(13,644)	$(20,669)	$70,301	$(122,756)
Net income (loss) per share attributable to common stockholders:
Basic	$(0.27)	$(0.42)	$1.40	$(2.49)
Weighted average common shares issued and outstanding:
Basic	49,759,264	49,616,806	50,071,665	49,349,624

Cryoport, Inc. and Subsidiaries

Condensed Consolidated Balance Sheets

	December 31,
(in thousands)	2025	2024
Current assets
Cash and cash equivalents	$250,494	$34,137
Short-term investments	160,714	216,460
Accounts receivable, net	33,359	25,304
Inventories	23,188	21,476
Prepaid expenses and other current assets	8,419	7,943
Current assets held for sale	-	36,251
Total current assets	476,174	341,571
Property and equipment, net	85,448	80,013
Operating lease right-of-use assets	39,720	39,920
Intangible assets, net	138,082	147,927
Goodwill	22,400	20,569
Deposits	2,092	1,951
Deferred tax assets	1,073	842
Long-term assets held for sale	-	70,699
Total assets	$764,989	$703,492

Current liabilities
Accounts payable and other accrued expenses	$15,283	$15,895
Accrued compensation and related expenses	12,980	11,209
Deferred revenue	943	1,061
Current portion of operating lease liabilities	4,133	3,399
Current portion of finance lease liabilities	422	315
Current portion of convertible senior notes, net	185,094	14,298
Current portion of notes payable	163	143
Current portion of contingent consideration	-	2,808
Current liabilities held for sale	-	15,435
Total current liabilities	219,018	64,563
Convertible senior notes, net	-	183,919
Notes payable, net	1,087	1,114
Operating lease liabilities, net	39,078	38,551
Finance lease liabilities, net	741	800
Deferred tax liabilities	1,354	804
Other long-term liabilities	444	295
Contingent consideration, net	629	3,751
Long-term liabilities held for sale	-	7,797
Total liabilities	262,351	301,594
Total stockholders' equity	502,638	401,898
Total liabilities and stockholders' equity	$764,989	$703,492

Note Regarding Use of Non-GAAP Financial Measures

To supplement our financial statements, which are presented on the basis of U.S. generally accepted accounting principles (GAAP), the following non-GAAP measures of financial performance as defined in Regulation G of the Securities Exchange Act of 1934 are included in this release: adjusted operating costs and expenses, adjusted net loss, and adjusted EBITDA from continuing operations. Non-GAAP financial measures are not calculated in accordance with GAAP, are not based on any comprehensive set of accounting rules or principles and may be different from non-GAAP financial measures presented by other companies. Non-GAAP financial measures, including adjusted operating costs and expenses, adjusted net loss, and adjusted EBITDA from continuing operations, should not be considered as a substitute for, or superior to, measures of financial performance prepared in accordance with GAAP.

Adjusted operating costs and expenses is defined as operating costs and expenses, excluding impairment losses, if any. Adjusted net loss is defined as net income (loss), excluding impairment losses, net gain on extinguishment of debt, and income (loss) from discontinued operations, including gain on sale, if any. Management believes these measures, when read in conjunction with, and as supplemental to, the corresponding GAAP financial measures, provide useful measures to investors of Cryoport's expenses and operating results, meaningful comparisons with historical results, and insight into Cryoport's operating performance.

Adjusted EBITDA from continuing operations is defined as loss from continuing operations adjusted for net interest expense, income taxes, depreciation and amortization expense, stock-based compensation expense, acquisition and integration costs, cost reduction initiatives, investment income, unrealized loss on investments, foreign currency loss, net gain on extinguishment of debt, impairment loss, changes in fair value of contingent consideration and charges or gains resulting from non-recurring events, as applicable.

Management believes that adjusted EBITDA from continuing operations provides a useful measure of Cryoport's operating results, a meaningful comparison with historical results and with the results of other companies, and insight into Cryoport's ongoing operating performance. Further, management and the Company’s board of directors utilize adjusted EBITDA from continuing operations to gain a better understanding of Cryoport's comparative operating performance from period to period and as a basis for planning and forecasting future periods. Adjusted EBITDA from continuing operations is also a significant performance measure used by Cryoport in connection with its incentive compensation programs. Management believes adjusted EBITDA from continuing operations, when read in conjunction with Cryoport's GAAP financials, is useful to investors because it provides a basis for meaningful period-to-period comparisons of Cryoport's ongoing operating results, including results of operations, against investor and analyst financial models, helps identify trends in Cryoport's underlying business and in performing related trend analyses, and it provides a better understanding of how management plans and measures Cryoport's underlying business.

Cryoport, Inc. and Subsidiaries

Reconciliation of GAAP operating cost and expenses to Non-GAAP adjusted operating cost and expenses

	Three Months Ended December 31, (unaudited)		Years Ended December 31,
(in thousands)	2025	2024	2025	2024
GAAP operating costs and expenses	$31,742	$32,246	$119,860	$191,328
Non-GAAP adjustments to operating costs and expenses
Impairment loss	—	—	—	(63,809)
Non-GAAP adjusted operating costs and expenses	$31,742	$32,246	$119,860	$127,519

Cryoport, Inc. and Subsidiaries

Reconciliation of GAAP net income (loss) to Non-GAAP adjusted net income (loss)

	Three Months Ended December 31, (unaudited)		Years Ended December 31,
(in thousands)	2025	2024	2025	2024
GAAP net income (loss)	$(11,644)	$(18,670)	$78,301	$(114,756)
Non-GAAP adjustments to net income (loss)
Income (loss) from discontinued operations, including gain on sale	(3,123)	—	112,270	—
Gain on extinguishment of debt, net	—	—	—	18,505
Impairment loss	—	—	—	(63,809)
Non-GAAP adjusted net loss	$(8,521)	$(18,670)	$(33,969)	$(69,452)

Cryoport, Inc. and Subsidiaries

Reconciliation of GAAP loss from continuing operations to adjusted EBITDA

(unaudited)

	Three Months Ended December 31,		Years Ended December 31,
(in thousands)	2025	2024	2025	2024
GAAP loss from continuing operations	$(8,521)	$(17,172)	$(33,969)	$(104,708)
Non-GAAP adjustments to loss:
Depreciation and amortization expense	6,355	5,992	25,153	23,565
Acquisition and integration costs	6	3	75	655
Cost reduction initiatives	—	310	642	842
Investment income	(3,357)	(1,427)	(9,798)	(9,895)
Unrealized loss on investments	82	2,445	702	5,038
Foreign currency loss	248	3,130	2,769	2,352
Interest expense, net	634	579	2,361	3,977
Stock-based compensation expense	2,431	3,644	10,066	16,567
Gain on extinguishment of debt, net	—	—	—	(18,505)
Impairment loss	—	—	—	63,809
Change in fair value of contingent consideration	—	(225)	(5,178)	(1,827)
Income taxes	1,126	(134)	1,799	359
Other adjustments	(401)	—	(401)	—
Adjusted EBITDA from continuing operations	$(1,397)	$(2,855)	$(5,779)	$(17,771)